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                                                                    EXHIBIT 23.4



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Healtheon Corporation on Form S-8 of our report dated April 4, 1996 related to the statements of divisional net loss and United HealthCare Corporation's ("United") net investment and of divisional cash flows of EDI Services Group (formally a Division of United) for the year ended December 31, 1995 appearing in the Prospectus of Healtheon Corporation dated February 10, 1999, included in Amendment No. 2 to Registration Statement No. 333-70553.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Minneapolis, Minnesota
August 3, 1999